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                                                                    Exhibit 3.28


                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 08/14/2000
                                                            001411943 -- 3274214

                            CERTIFICATE OF FORMATION

                                       OF

                         LAND O'LAKES FARMLAND FEED LLC


     The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

     FIRST: The name of the limited liability company (hereinafter called the "limited liability company") is:

                         Land O'Lakes Farmland Feed LLC

     SECOND: The address of the registered office and the name and address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are: The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.

     Executed on August 11, 2000.



                                        /s/ John Rebane
                                        ----------------------------------------
                                        John Rebane
                                        Authorized Person